EXHIBTS TO BE FILED BY EDGAR

Exhibits:


                  F-1(a)  -   Opinion of Thelen Reid & Priest LLP.

                  F-2(a)  -   Opinion of Ryan, Russell, Ogden & Seltzer LLP.